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                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549



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                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  September 20, 2002


                         Roberts Realty Investors, Inc.
               (Exact name of Registrant as specified in charter)



       Georgia                         001-13183               56-2122873
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(State or other Jurisdiction   (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification Number)


 8010 Roswell Road, Suite 120, Atlanta, Georgia                       30350
 ----------------------------------------------                     -------
      (Address of principal executive offices)                      (Zip Code)

                                 (770) 394-6000
                                 --------------
              (Registrant's Telephone Number, including Area Code)




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Item 5.  Other Events and Regulation FD Disclosure

On September 20, 2002, Roberts Realty issued the press release attached as
Exhibit 99.1 providing an update to its shareholders regarding its continuing efforts to explore various options to maximize shareholder value, which include the periodic sale of some of its apartment communities and the distribution of part of the net cash proceeds to its shareholders.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not Applicable
(b)      Not Applicable
(c)      Exhibits:

         Exhibit Number             Description
         --------------             -----------

         99.1 Press Release of Roberts Realty Investors, Inc. providing an update to its shareholders regarding its continuing efforts to explore various options to maximize shareholder value, which include the periodic sale of some of its apartment communities and the distribution of part of the net cash proceeds to its shareholders.







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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.


                                    ROBERTS REALTY INVESTORS, INC.


Dated:   September 23, 2002         By:  /s/ Stephen M. McAleer
                                         ----------------------
                                         Stephen M. McAleer
                                         Chief Financial Officer





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                                  Exhibit Index


         Exhibit Number             Description
         --------------             -----------

         99.1 Press Release of Roberts Realty Investors, Inc. providing an update to its shareholders regarding its continuing efforts to explore various options to maximize shareholder value, which include the periodic sale of some of its apartment communities and the distribution of part of the net cash proceeds to its shareholders.





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